Exhibit (d)(12)(xvi)

EQ ADVISORS TRUST

AMENDMENT NO. 3 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 3 to the Second Amended and Restated Investment Advisory Agreement effective as of December 1, 2008 (“Amendment No. 3”) between AXA Equitable Life Insurance Company, a New York corporation (“AXA Equitable” or “Manager”) and AllianceBernstein L.P. (“Alliance” or “Adviser”).

AXA Equitable and Alliance agree to modify the Second Amended and Restated Investment Advisory Agreement dated as of August 1, 2006, as amended (“Agreement”) as follows:

1. Name Changes. The names of the EQ/AllianceBernstein Quality Bond Portfolio, EQ/AllianceBernstein Value Portfolio and EQ/AllianceBernstein Large Cap Growth Portfolio are changed to EQ/Quality Bond PLUS Portfolio, EQ/Large Cap Value PLUS Portfolio and EQ/Large Cap Growth Index Portfolio, respectively.

2. Existing Portfolios. The Manager hereby reaffirms its appointment of the Adviser as the investment adviser to the EQ/AllianceBernstein Common Stock Portfolio, EQ/AllianceBernstein Intermediate Government Securities Portfolio, EQ/AllianceBernstein International Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Quality Bond PLUS Portfolio, EQ/AllianceBernstein Small Cap Growth Portfolio, EQ/Large Cap Value PLUS Portfolio and EQ/Equity 500 Index Portfolio (each, a “Portfolio” and collectively, the “Portfolios”).

3. Appendix A. Appendix A to the Agreement setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser is hereby replaced in its entirety by Appendix A attached hereto.

4. Appendix B. Appendix B to the Agreement setting forth the fee payable to the Adviser with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

5. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first set forth above.

AXA EQUITABLE LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN L.P.

By:	/s/ Steven M. Joenk	By:	/s/ Louis T. Mangan
	Steven M. Joenk		Louis T. Mangan
	Senior Vice President		Senior Vice President, Assistant Secretary and Counsel

APPENDIX A

AMENDMENT NO. 3 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

EQ/AllianceBernstein Common Stock Portfolio

EQ/AllianceBernstein Intermediate Government Securities Portfolio

EQ/AllianceBernstein International Portfolio

EQ/ Large Cap Growth Index Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Equity 500 Index Portfolio

APPENDIX B

AMENDMENT NO. 3 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

FEE SCHEDULE

Related Portfolios**	Annual Advisory Fee Rate***

Special Equity Portfolios, which shall include the following Portfolios, or Allocated Portions of a Portfolio** (collectively referred to as “Special Equity Portfolios”):

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

Multimanager Mid Cap Growth Portfolio*,**

Multimanager International Equity Portfolio*,**

0.60% of the Special Equity Portfolios’ average daily net assets up to and including $1 billion; 0.55% of the Special Equities Portfolios’ average daily net assets over $1 billion up to and including $1.5 billion; 0.50% of the Special Equities Portfolios’ average daily net assets over $1.5 billion up to and including $2 billion; 0.45% of the Special Equities Portfolios’ average daily net assets over $2 billion up to and including $2.5 billion; and 0.40% of the Special Equities Portfolios’ average daily net assets over $2.5 billion

General Equity Portfolios, which shall include the following Portfolios, or Allocated Portions, of a Portfolio (collectively referred to as “General Equity Portfolios”)

EQ/Large Cap Value PLUS Portfolio*, **

Multimanager Large Cap Core Equity Portfolio*,**

0.49% of the General Equity Portfolios’ average daily net assets up to and including $100 million; 0.30% of the General Equity Portfolios’ average daily net assets over $100 million up to and including $200 million; 0.25% of the General Equity Portfolios’ average daily net assets over $200 million

EQ/AllianceBernstein Intermediate Government Securities Portfolio	0.28% of the EQ/AllianceBernstein Intermediate Government Securities Portfolio’s average daily net assets up to and including $100 million; 0.20% of the EQ/AllianceBernstein Intermediate Government Securities Portfolio’s average daily net assets over $100 million up to and including $200 million; 0.15% of EQ/AllianceBernstein Intermediate Government Securities Portfolio’s average daily net assets over $200 million

EQ/Equity 500 Index Portfolio	0.05% of the EQ/Equity 500 Index Portfolio’s average daily net assets up to and including $1 billion; and 0.03% of the EQ/Equity 500 Index Portfolio’s average daily net assets over $1 billion

EQ/AllianceBernstein Common Stock Portfolio	0.05%

EQ/Large Cap Growth Index Portfolio	0.05%

EQ/Large Cap Value PLUS Portfolio*	0.05% of the Index Allocated Portion of the Portfolio.

EQ/Quality Bond PLUS Portfolio*	0.29% of the Active Allocated Portion’s average daily net assets up to and including $100 million; and 0.20% of the Active Allocated Portion’s average daily net assets in excess of 100 million.

*	This Portfolio has been designated a “multi-adviser portfolio” and AllianceBernstein L.P. receives a fee based on a discrete portion of the Portfolio’s assets that have been allocated to it by the Manager, which is referred to as an “Allocated Portion.”

**	Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified as “Special Equity Portfolios” or “General Equity Portfolios.”

***	The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio’s or Allocated Portion’s net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio, used in the fee calculation for that day.